UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 4, 2013

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 4, 2013, Natus Medical Incorporated (the “Company”) received a notice from The Nasdaq Stock Market LLC stating that because the Company had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Annual Report”), the Company no longer complied with the Nasdaq listing requirements and specifically with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires that listed companies timely file all required periodic financial reports with the Securities and Exchange Commission (the “Commission”).

In a Form 12b-25 Notification of Late Filing filed by the Company with the Commission on March 18, 2013, the Company had reported that while its 2012 Annual Report could not be filed by the prescribed due date of March 18, 2013, the Company expected to file the 2012 Annual Report on or before April 2, 2013, which was the extended due date under Rule 12b-25. The Company was not, however, able to file the 2012 Annual Report within the extended filing period.

On April 10, 2013, the Company filed the 2012 Annual Report with the Commission and, by making such filing, has regained compliance with the Nasdaq listing requirements and specifically with Nasdaq Listing Rule 5250(c)(1).

On April 10, 2013, the Company is issuing a press release announcing the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission, the receipt of the notice from the Nasdaq Stock Market LLC, and other information.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 10, 2013 announcing the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission, the receipt of the notice from the Nasdaq Stock Market LLC, and other information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: April 10, 2013	By:	/s/ Jonathan A. Kennedy
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 10, 2013 announcing the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission, the receipt of the notice from the Nasdaq Stock Market LLC, and other information.